EXHIBIT 10
                          AMENDMENTS TO 1985 AND 1991
                              INCENTIVE PLAN AWARDS

         The Compensation Committee of the Board of Directors amended outstanding agreements and agreements to be used in future covering awards of non-qualified Stock Options, Performance Share Units, and Restricted Stock under the Management Incentive Plan of 1991 and the Long-Term Incentive Plan of 1985. The amendments are effective March 30, 1998 and provide for the acceleration of vesting, the lapse of restrictions and the acceleration of performance cycles upon the occurrence of certain Change in Control Events.

         Generally, the amendments provide that upon the occurrence of a Change in Control Event, the following shall occur:

         1. Each previously granted Stock Option and related Stock Appreciation Right (SAR) will become immediately exercisable in full (and the securities received upon the exercise thereof shall be free from any restriction period which would otherwise be applicable) and the "restriction period" of any Restricted Stock previously issued upon any earlier exercise of the Stock Option will immediately terminate.

         2. All restrictions on Restricted Stock shall lapse and the holder shall be entitled to the delivery of all such shares.

         3. Each previously granted Stock Option and related Stock Appreciation Right (SAR) will become immediately exercisable (and the securities received upon the exercise thereof shall be free from any restriction period which would otherwise be applicable) and the "restriction period" of any Restricted Stock previously issued upon any earlier exercise of the Option will immediately terminate.

         4. Each Performance Share Unit will become payable by the Company, solely in cash, as if the applicable award period (performance cycle) ended as of the occurrence of such Change in Control Event. The Committee may estimate performance measures for any period for which annual reports are not yet available.

         As used in these amendments, a "Change in Control Event" means any of the following:

     1. Approval by the stockholders of the Company of the dissolution or liquidation of the Company.

     2. Approval by the stockholders of the Company of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not subsidiaries or other controlled affiliates, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned, directly or indirectly, by stockholders of the Company immediately before such reorganization (assuming for purposes of such determination that there is no change in the


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          record ownership of the Company's  securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization, but including in such determination any securities of the other parties to
          such   reorganization   held  by  subsidiaries  or  other   controlled
          affiliates of the Company).

         3. Approval by the stockholders of the Company of the sale of substantially all of the Company's business and/or assets to a person or entity that is not a subsidiary or other controlled affiliate.

     4. Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but excluding any person described in and satisfying the conditions of Rule 13d-1(b)(1) thereunder), other than a subsidiary or other controlled affiliate and other than an employee benefit plan sponsored by the Company or any of its subsidiaries or controlled affiliates, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act, and except pursuant to customary forms of revocable proxies used in connection with annual meetings of stockholders), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities entitled to then vote generally in the election of directors of the Company. For purposes of this clause (4), a person shall be deemed to have the right to acquire outstanding securities (and thus shall become the beneficial owner) not later than immediately prior to the actual acquisition of the securities if they are acquired pursuant to a tender or exchange offer subject to Section 14(d) of the Exchange Act, so as to accord the Optionee the opportunity to exercise the Stock Option and tender the underlying securities in the applicable tender or exchange offer.

     5. During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

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